Registration No. 333-87788

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Exact name of issuer as specified in its charter:

HEWLETT-PACKARD COMPANY

State or other jurisdiction of incorporation or organization: Delaware	I.R.S. Employer Identification No.: 94-1081436

Address of principal executive offices:
3000 Hanover Street, Palo Alto, California 94304

Full title of the plan:
Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan

Name and address of agent for service:

ANN O. BASKINS
Senior Vice President, General Counsel and Secretary
3000 Hanover Street, Palo Alto, California 94304

Telephone Number, including area code, of agent for service:   (650) 857-1501

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value, to be issued under the Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan	28,447 shares(2)	$12.34(3)	$351,036(3)	$28(3)

Total	28,447 shares	$12.34	$351,036	$28(3)

(1)     Plus such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan.

(2)     Pursuant to the Agreement and Plan of Reorganization entered into as of September 4, 2001, by and among Hewlett-Packard Company, Heloise Merger Corporation and Compaq Computer Corporation, the Registrant assumed all of the outstanding options to purchase Common Stock of Compaq Computer Corporation under the Plan and such options became exercisable to purchase shares of Registrant’s Common Stock, subject to appropriate adjustments to the number of shares and the exercise price of each such option.

(3)     Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) on the basis of the weighted average exercise price of the outstanding options.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The contents of the Registrant’s Form S-8 Registration Statement, Registration No. 333-87788, filed on May 8, 2002 with the Securities and Exchange Commission (the “Commission”), relating to the Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan are incorporated herein by reference, except where noted.

Item 3.        Incorporation of Documents by Reference.

        The following documents have been filed by Hewlett-Packard Company (“HP”) with the Commission and are incorporated herein by reference into this Registration Statement:

        1. HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2002.

        2. All reports filed by HP pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by HP's latest annual report.

        3. The description of HP's common stock contained in our registration statement on Form 8-A, and any amendment or report filed with the Commission for the purposes of updating such description.

        In addition, all documents filed by HP pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.         Exhibits.

Exhibit No.

4.1	Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan, which appears as Exhibit 10.7 to Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-86378) filed on April 18, 2002, which exhibit is incorporated herein by reference.

4.2	Amendment of Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan, which appears as Exhibit 10.12 to Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-86378) filed on April 18, 2002, which exhibit is incorporated herein by reference.

5	Opinion re legality.

23.1	Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

23.2	Consent of Independent Auditors.

24	Power of attorney, which appears as Exhibit 24 to Form S-8 Registration Statement (Registration No. 333-87788) filed on May 8, 2002, which exhibit is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 25th day of November, 2003.

/s/ Charles N. Charnas
Charles N. Charnas Vice President, Deputy General Counsel and Assistant Secretary

POWER OF ATTORNEY Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*  Carleton S. Fiorina
Carleton S. Fiorina

*  Robert P. Wayman
Robert P. Wayman

*  Jon E. Flaxman
Jon E. Flaxman

*  Lawrence T. Babbio, Jr.
Lawrence T. Babbio, Jr.

*  Philip M. Condit
Philip M. Condit

*  Patricia C. Dunn
Patricia C. Dunn

*  Sam Ginn
Sam Ginn

*  Richard A. Hackborn
Richard A. Hackborn
Chairman and Chief Executive
Officer (Principal Executive
Officer)

Executive Vice President
Finance and Administration and
Chief Financial Officer (Principal
Financial Officer)

Vice President and Controller
(Principal Accounting Officer)

Director

Director

Director

Director

Director

November 25, 2003 November 25, 2003 November 25, 2003 November 25, 2003 November 25, 2003 November 25, 2003 November 25, 2003 November 25, 2003

*  George A. Keyworth
George A. Keyworth

*  Robert E. Knowling Jr.
Robert E. Knowling Jr.

*  Sanford M. Litvack
Sanford M. Litvack

*  Thomas J. Perkins
Thomas J. Perkins

*  Lucille S. Salhany
Lucille S. Salhany	Director Director Director Director Director	November 25, 2003 November 25, 2003 November 25, 2003 November 25, 2003 November 25, 2003

* By: /s/ Charles N. Charnas Charles N. Charnas (Attorney-in-fact)

EXHIBIT INDEX Exhibit No.

4.1	Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan, which appears as Exhibit 10.7 to Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-86378) filed on April 18, 2002, which exhibit is incorporated herein by reference.

4.2	Amendment of Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan, which appears as Exhibit 10.12 to Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-86378) filed on April 18, 2002, which exhibit is incorporated herein by reference.

5	Opinion re legality.

23.1	Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

23.2	Consent of Independent Auditors.

24	Power of attorney, which appears as Exhibit 24 to Form S-8 Registration Statement (Registration No. 333-87788) filed on May 8, 2002, which exhibit is incorporated herein by reference.

EXHIBIT 5

November 25, 2003

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304

An aggregate of 28,447 Shares of Common Stock of Hewlett-Packard Company offered pursuant to the Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan

Dear Sir or Madam:

        I have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Hewlett-Packard Company (“HP”) and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of an aggregate of 28,447 shares of HP’s Common Stock (the “Shares”) to be issued upon exercise of options granted pursuant to the Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan (the “Plan”). The Shares are the subject of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

        Upon the basis of such examination, I am of the following opinion:

1.     The authorized shares of HP consist of 300,000,000 shares of Preferred Stock, and 9,600,000,000 shares of Common Stock.

2.     The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of an aggregate of 28,447 shares of the Common Stock of HP pursuant to the Plan have been duly taken and, when issued pursuant to the Plan, the Shares will be duly and validly issued and fully paid and nonassessable.

        You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Post-Effective Amendment No. 1 to the Registration Statement.

Very truly yours, /s/ Charles N. Charnas Charles N. Charnas Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS,
ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (No. 333-87788) of our report dated November 20, 2002, except for Note 19, as to which the date is December 17, 2002, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in its Annual Report on Form 10-K for the year ended October 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California November 19, 2003